                                                             Form 10-K
                                                             Year Ended 12/31/98
                                                             EXHIBIT 21

                SUBSIDIARIES OF R. R. DONNELLEY & SONS COMPANY
                            (As of March 29, 1999)

Subsidiaries of R. R. Donnelley & Sons Company            Place of Incorporation
----------------------------------------------            ----------------------

Allentown S. H. Leasing Company                           Delaware
C & E Transport, Inc.                                     Delaware
Caslon Incorporated                                       Delaware
Chemical Equipment S. H. Leasing Company                  Delaware
Corporate Software and Technologies Holdings, Inc.        Delaware
Donnelley Carribean Graphics, Inc.                        Delaware
Donnelley Holdings, Limited                               Delaware
Donnelley International, Inc.                             Delaware
Donnelley Satellite Services, Limited                     Delaware
Donnelley Satellite Graphics, Limited                     Delaware
FFH Corporation                                           Delaware
HCI Holdings, Inc.                                        Delaware
Haddon Craftsmen, Inc.                                    Delaware
Kittyhawk S. H. Leasing Company                           Delaware
Mobium Corporation                                        Delaware
Pan Associates L. P.                                      Delaware
R. R. Donnelley Far East Limited                          Delaware
R. R. Donnelley Mendota, Inc.                             Delaware
R. R. Donnelley Printing Company                          Delaware
R. R. Donnelley Printing Company, L. P.                   Delaware
R. R. Donnelley (Chile) Holdings, Inc.                    Delaware
R. R. Donnelley (Europe) Limited                          Delaware
R. R. Donnelley (Santiago) Holdings, Inc.                 Delaware
Siegwerk Sales & Services L. P.                           Delaware
Stream International Inc.                                 Delaware
Wyoming Avenue Holdings, Inc.                             Delaware
77 Capital Partners II, L. P.                             Delaware
Lakeside Printing Company                                 Illinois
European-American Ink Sales Corporation                   Iowa
M/B Companies, Inc.                                       Iowa
Housenet, Inc.                                            Maryland
R. R. Donnelley Receivables, Inc.                         Nevada
R. R. Donnelley Seymour, Inc.                             New Jersey
R. R. Donnelley Norwest Inc.                              Oregon
Heritage Preservation Corporation                         South Carolina
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                                                             Page 2
                                                             Form 10-K
                                                             Year Ended 12/31/98
                                                             EXHIBIT 21

Subsidiaries of R. R. Donnelley & Sons Company            Place of Incorporation
----------------------------------------------            ----------------------

R. R. Donnelley Sales Corporation                         Barbados
Cromoscan S. A.                                           Argentina
Distribuidora de Revistas Bertran, S. A. C.               Argentina
R. R. Donnelley (Barbados) Limited                        Barbados
Editora Cochrane Brasil Limitada                          Brasil
R. R. Donnelley (Canada) Limited                          Canada (Ontario)
Editorial Lord Cochrane, S. A.                            Chile
R. R. Donnelley (Chile) Holdings Inc. y Compania          Chile
R. R. Donnelley (Santiago) Holdings Inc. y Compania       Chile
Taller Uno S. A.                                          Chile
Distribuidora Alfa S. A.                                  Chile
Atlantida Cochrane S. A.                                  Chile
Barnicos Graficos Limitada                                Chile
Distribuidora San Joaquin S. A.                           Chile
Estudio y Laboratorio Fotografico Taller Uno S. A.        Chile
Sociedad Producta de Directorio S. A.                     Chile
Shenzhen Donnelley Bright Sun Printing Co.                Republic of China
Donnelley Information Systems Limited                     India
R. R. Donnelley (India) Pvt Ltd                           India
R. R. Donnelley Printing (France) SARL                    France
R. R. Donnelley Deutschland GmbH                          Germany (Frankfort)
R. R. Donnelley Financial (Hong Kong) Limited             Hong Kong
R. R. Donnelley (Mauritius) Holdings Ltd                  Mauritius
Editorial Eclipse, S. A. de C. V.                         Mexico
Laboratorio Lito Color S. A. de C. V.                     Mexico
R. R. Donnelley (Mexico) S. A. de C. V.                   Mexico
Impresora Donneco Internacional, S. A. de C. V.           Mexico
R. R. Donnelley Nederland B. V.                           The Netherlands
DPA Printing Company, sp. zo. o                           Poland
R. R. Donnelley U. K. Marketing Services Ltd.             United Kingdom
R. R. Donnelley (U. K.) Limited                           United Kingdom
Ben Johnson & Co., Ltd.                                   United Kingdom
Ben Johnson (Dunstable) Limited                           United Kingdom
R. R. Donnelley Limited                                   United Kingdom